                                                   NO.:    3

                                                   NAME:   LLOYD I. MILLER

                                                   NO. OF UNITS:   6.5

                                                   PURCHASE PRICE: $100,000/UNIT



        SYNERGY BRANDS INC. A DELAWARE PUBLIC CORPORATION (THE "COMPANY")
                              SUBSCRIPTION BOOKLET
                                $100,000 PER UNIT

                              MAXIMUM FIFTEEN UNITS

                                    EACH UNIT
                                       OF
                          10,000 UNREGISTERED SERIES B
                             CLASS B PREFERRED STOCK
                                       AND
                    11,000 SHARES OF UNREGISTERED RESTRICTED
                              COMPANY COMMON STOCK,
                             (SUBJECT TO ADJUSTMENT)

      SYNERGY BRANDS INC. SUBSCRIPTION INSTRUCTIONS (PLEASE READ CAREFULLY)

      Each subscriber for the units (the "Units"), each Unit consisting of ten thousand (10,000) shares of the Company's authorized yet unissued unregistered shares of Series B Class B Preferred Stock (the "Preferred Shares") and eleven thousand (11,000) shares of the Company's authorized yet unissued unregistered restricted shares of common stock, (the "Common Stock") (together with the Preferred Shares, hereinafter referred to as the "Securities") (subject to adjustment as hereinafter set forth herein), must complete and execute the documents referenced herein under Section I in accordance with the instructions set forth below. The completed documents must then be sent to the Company at its principal business address at 1175 Walt Whitman Road, Melville, NY 11747, attention Mair Faibish (CEO).

      Payment for the Securities is to be remitted as directed in Section IV below. Any questions you may have concerning these documents should be directed to Mr. Mair Faibish at (516) 443-7400


I. This Subscription Booklet contains all of the materials necessary for you to purchase the Securities. This material is arranged in the following order:

      (a) Subscription Agreement.

      (b) Confidential Prospective Purchaser Questionnaire (Each investor must meet the criteria set forth in Item III below).


II. All investors must complete, date and sign where appropriate on the copies of the Subscription Agreement. A notarized power of attorney and affidavit must be annexed to any document signed by any person as attorney-in-fact.


III. After completing, dating and signing the Subscription Agreement, please turn to the Confidential Prospective Purchaser Questionnaire. Each investor must complete, date and sign a Confidential Prospective Purchaser Questionnaire. ONLY INDIVIDUALS OR ENTITIES QUALIFIED AS "ACCREDITED INVESTORS" MAY SUBSCRIBE TO THIS PRIVATE OFFERING.

      "Accredited Investors" include any person who comes within any of the following categories at the time of the sale of the Securities to that person:

      (1) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.00;

      (2) Any natural person who had an individual income in excess of $200,000.00 in each of the two most recent years or joint income with that person's spouse in excess of $300,000.00 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

      (3) Any bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

      (4) Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

      (5) Any insurance company as defined in Section 2(13) of the Act;

      (6) Any investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act;

      (7) Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

      (8) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.00;

      (9) Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000.00 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

      (10) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

      (11) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.00;

      (12) Any director, executive officer, or general partner of the issuer of the Securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

      (13) Any trust, with total assets in excess of $5,000,000.00, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

      (14) Any entity in which all of the equity owners are accredited investors.

IV. Payment for the Securities must be made by check or wire transfer as provided below:

      (a) If paying by check, please make your check payable, in the appropriate amount for the number of Units to be purchased (multiply the number of Units you wish to purchase by $100,000.00), to Synergy Brands Inc., 1175 Walt Whitman Road Melville NY 11747 Attention: Mair Faibish.

      (b) If you prefer to make payment by wire transfer of funds, please send such funds to:

            BANK NAME:        Citibank
                              177 Jericho Turnpike
                              Syosset, New York 11791

            ACCOUNT NAME:     SYBR.COM INC.

            ACCOUNT NUMBER:   95949568

            BANK ABA NUMBER:  021000089


V. Any person executing subscription documents as attorney-in-fact for an investor must furnish a duly executed Power of Attorney authorizing the signatory to act in connection with the purchase of the Securities by the subscriber, together with a duly executed affidavit of the signatory as to such Power of Attorney being in full force and effect.


VI.   SPECIAL INSTRUCTIONS FOR CORPORATIONS

Provide (i) a Secretary's Certificate setting forth the corporate resolutions authorizing the investment, and (ii) financial statements for the corporation for the most recently completed fiscal year (or the preceding fiscal year if the financial statements for the most recently completed fiscal year are not yet available), together with a report thereon of an accountant describing the nature and scope of his review.


VII.  SPECIAL INSTRUCTIONS FOR PARTNERSHIPS AND LIMITED LIABILITY


VIII. COMPANIES

Provide (i) a complete copy of the partnership or operating agreement, as amended to date, and (ii) financial statements for the entity for the most recently completed fiscal year (or the preceding fiscal year if the financial statements for the most recently completed fiscal year are not yet available), together with a report thereon of an accountant describing the nature and scope of his review.

IX.   SPECIAL INSTRUCTIONS FOR TRUSTS

(BUT NOT EMPLOYEE BENEFIT PLAN TRUSTS OR INDIVIDUAL RETIREMENT ACCOUNT TRUSTS)

Provide (i) a complete copy of the instruments or agreements creating the trust, as amended to date, (ii) if the trustee(s) were appointed by a court, a certificate evidencing such appointment, and (iii) financial statements for the trust for the most recently completed fiscal year (or the preceding fiscal year if the financial statements for the most recently completed fiscal year are not yet available), together with a report thereon of an accountant describing the nature and scope of his review.


X.    SPECIAL INSTRUCTIONS FOR EMPLOYEE BENEFIT PLAN TRUSTS

Provide (i) a complete copy of the instruments or agreements creating the employee benefit plan and employee benefit plan trust, as amended to date, and
(ii) financial statements for the employee benefit plan trust for the most recently completed fiscal year (or the preceding fiscal year if the financial statements for the most recently completed fiscal year are not yet available), together with a report thereon of an accountant describing the nature and scope of his review.

                               SYNERGY BRANDS INC.
         MAXIMUM 15 UNITS, EACH UNIT CONSISTING OF TEN THOUSAND (10,000)
            SHARES OF UNREGISTERED, SERIES B CLASS B PREFERRED STOCK
                            (THE "PREFERRED SHARES")
                                       AND
     ELEVEN THOUSAND (11,000) SHARES OF UNREGISTERED RESTRICTED COMMON STOCK
                              (THE "COMMON STOCK")
                           (TOGETHER THE "SECURITIES")
             (SUBJECT TO ADJUSTMENT AS HEREINAFTER SET FORTH HEREIN)
                             SUBSCRIPTION AGREEMENT

SYNERGY BRANDS INC.1175 Walt Whitman Road, Melville, NY 11747

Gentlemen:

      THE SECURITIES SUBSCRIBED FOR HEREIN HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2). THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

      THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OF SOLICITATION WOULD BE UNLAWFUL. INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Up to fifteen Units each of ten thousand (10,000) shares of Series B Class B Preferred Stock, $.001 par value, with preferences, rights, and limitations as set forth in the Certificate of Designation, Preferences, Rights and Limitations of Series B Class B Preferred Stock (as to 250,000 shares designated as Series B of presently authorized yet unissued Class B Preferred Stock) (the "Certificate of Designation"), and eleven thousand (11,000) shares of unrestricted Common Stock, $.001 par value, of the Company, the Units being hereinafter referred to as the "Securities", are being offered by the Company and subscription therefor evidenced by this Subscription Agreement (subject to adjustment as hereinafter set forth herein). The Company is not obligated to offer and/or accept subscriptions for partial units but may do so within their discretion. The Company, in its sole discretion may sell any amount of whole or partial Units less than all and terminate the Offering at anytime having sold less than all of the Units offered. On any partial Units sold, the Company will not issue fractional shares but shall round up to the next whole share. THE COMPANY IS OFFERING SECURITIES ONLY TO ACCREDITED INVESTORS.

                  1. Subscription. The undersigned hereby irrevocably applies to
            SYNERGY BRANDS INC. (the "Company") to purchase 6.5 Units, at a purchase price of $100,000.00 per Unit. This subscription may be rejected by the Company in its sole discretion.

                  2. Amount and Method of Subscription. The undersigned hereby subscribes for the purchase of 6.5 Units , as fully described below and encloses a check or has wired payment for the full amount subscribed to the Company, to the address or wire transfer set forth in the annexed Instructions.

                  Cost Per Unit                 $100,000.00
                  Number of Units Subscribed:           6.5
                  Total Amount of Subscription: $   650,000
                                                ===========

The undersigned understands that before his subscription for these Securities will be accepted, he must have completed, executed, and returned to the Company, the following:

            (i) This Subscription Agreement; and

            (ii) The Confidential Prospective Purchaser Questionnaire attached to this Subscription Agreement.

The undersigned further agrees that this subscription is and shall be irrevocable, but the obligations hereunder will terminate if this subscription is not accepted by the Company, in whole or in part. Upon acceptance, the subscriber, along with the other purchasers in this offering (the "Offering"), are referred to as "Investors".

                  3. Acceptance by Company. The undersigned understands that the
            Company will notify him whether the subscription has been accepted or rejected, in whole or in part; provided, however, the Company may only reject the subscription of the undersigned in part as long as such subscription is accepted in respect of not less than one-half of all Units sold in the Offering. Subject to the previous sentence, it is understood that the Company shall have the sole discretion to determine which of the subscriptions of other investors in the Offering should be rejected, in whole or in part. In the event this subscription is rejected by the Company, all forms and documents tendered by the undersigned shall be promptly returned, without deduction or interest.

      The Securities being sold and purchased hereby have not been registered under the Act or the securities laws of any state. The undersigned represents and warrants the Securities are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Securities for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of said Securities made in full compliance with all applicable provisions of the Act, the Rules and Regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder, and applicable state securities laws. The undersigned agrees that such Securities must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available, and the Company will require an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act or such state securities laws, and the certificates to be issued will bear a legend indicating that transfer of the Securities have not been so registered and the legend may bear the following or similar words:

          The Securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended. These Securities have been acquired for investment purposes and not with a view to distribution or resale, and may not be sold, assigned, pledged, hypothecated or otherwise transferred without an effective Registration Statement for such Securities under the Securities Act of 1933, as amended, and applicable state securities laws, or an opinion of counsel reasonably satisfactory to the Issuer of these Securities to the effect that registration is not required under such Act or such state securities laws. All Securities purchased by the Investor in this Offering may not be re-sold without registration under the Act or exemption therefrom and no such registration rights are attached to such Securities.

                  4. Representations and Warranties of the Subscriber. In
            connection with the purchase of the Securities, the undersigned acknowledges that the Company will rely on the information and on the representations set forth herein, and the undersigned hereby represents, warrants, agrees and acknowledges that:

      (a) The undersigned has not received any general solicitation or general advertising regarding the purchase of the Securities nor has been offered the Securities through any intervening broker or public solicitation;

      (b) The undersigned has been given access to all forms, reports and documents filed by the Company with the Commission (hereinafter the "Company Reports") pursuant to the Act and the Securities Exchange Act of 1934, as amended, including any rules and regulations promulgated thereunder (the "Exchange Act"), including without limitation the Company's Report on Form 10-KSB for the fiscal year ended December 31, 2003 and the Company's Reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 2004 and has carefully read and understands all information contained in this Subscription Agreement, and has relied only on the information contained therein and herein, in making his subscription hereunder.

      (c) The undersigned is an "accredited investor" as that term is defined under Section 501 (a) of the Rules and Regulations of the Commission and in this Subscription Agreement.

      (d) The undersigned has sufficient knowledge and experience in financial and business matters so that he is able to evaluate the merits and risks of purchasing the Securities and the undersigned has had substantial experience in previous private and public purchases of securities;

      (e) The undersigned either (i) has a pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons; or (ii) has business or financial experience (or has retained the services of a professional advisor who is not affiliated with or compensated by the Company who has the requisite business or financial experience) such that the undersigned is capable of protecting his or her own interests in connection with the proposed purchase of the Securities (for purposes of this representation, the phrase "pre-existing personal or business relationship" includes any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen, and general financial circumstances of the person with whom such relationship exists);

      (f) The undersigned does not require for its liquidity, or other needs, the funds being used to purchase the Securities, and possesses the ability to bear the economic risk of holding the Securities purchased hereunder indefinitely, recognizes that an investment in the Securities involves significant risks and can afford a complete loss of his or its investment in the Securities;

      (g) During the purchase transaction and prior to purchase, the undersigned has had full opportunity to ask questions of and receive answers from the Company and its officers and authorized representatives regarding the terms and conditions of the Offering and the transactions contemplated hereby, as well as the affairs of the Company and related matters. The undersigned confirms that it does not desire to receive any further information;

      (h) The undersigned has read and understands this Subscription Agreement, and acknowledges that a restrictive legend, bearing similar words as set forth in Section 3 of this Subscription Agreement, will be placed upon the certificates representing the Securities purchased hereunder, and that instructions will be placed on the Securities and the Company's records for the Securities prohibiting the transfer of the Securities absent full compliance with the Act and applicable state securities laws;

      (i) The undersigned understands that the purchase price of the Units and the terms and conditions of the Units being purchased hereby have been arbitrarily determined and do not necessarily bear any relationship to investment criteria such as projected earnings, discounted cash flow, book value or other measures of value;

      (j) The undersigned understands that this Subscription Agreement is subject to the Company's acceptance and may be rejected by the Company at any time prior to a Closing with respect to the undersigned's subscription, in the discretion of the Company, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription;

      (k) The undersigned represents that there is no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Securities or any part thereof, and the undersigned has no present plans to enter into any such contract, undertaking, agreement or arrangement and will neither directly nor indirectly seek to assign, transfer or sell the same in any way inconsistent with the legend which is being placed on the certificates representing those Securities;

      (l) The undersigned acknowledges that it is not entitled to cancel, terminate, or revoke the undersigned's subscription;

      (m) The undersigned subscriber understands that the Company may utilize the funds paid for the Securities immediately upon their receipt of same for valid corporate purposes without further explanation as to use of proceeds.

      (n) The undersigned subscriber acknowledges that it has been advised that the present issuance of the Securities is not being registered under the Act of 1933, on the basis of the statutory exemption thereof, and on the representations made by the subscriber herein, and subscriber acknowledges that the Company is making and has reserved the right to make this Offering only to Accredited Investors as so defined. Subscriber has completed a Confidential Prospective Purchaser Questionnaire and delivered same to Company along with this Subscription Agreement and confirms the accuracy of the information provided therein and acknowledges that the Company is relying on such representations in reviewing and deciding upon this Subscription.

      (o) The undersigned subscriber acknowledges that it is acquiring the Securities for investment for its own account and not with a view to their resale or distribution, and that it does not intend to divide its participation with others or to resell or otherwise dispose of all or any part of such securities unless and until they are subsequently registered under the Act, or an exemption from such registration is available.

      (p) The undersigned subscriber acknowledges that it understands that, in the view of the Commission, the statutory exemption referred to above would not be available, if not withstanding its representations, it plans merely acquiring the said securities for resale upon the occurrence or nonoccurrence of some pre-determined event.

      (q) The undersigned subscriber acknowledges that it agrees that all or any part of the said securities sold to it will not be re-sold until they are subsequently registered or an exemption from registration is available.

      (r) The undersigned subscriber acknowledges that it understands in the event Rule 144 of the Act hereafter becomes applicable to any of the said Securities, any routine sale of such securities made thereunder can be made only in limited amounts as prescribed under that Rule and that in case that Rule is not applicable, compliance with Regulation A of the Exchange Act or any other disclosure exemption will be required before it can transfer part or all of such Securities. However, the Company shall supply it with any information necessary to enable it to make routine sale of such Securities under Rule 144, if applicable.

      (s) The undersigned subscriber acknowledges that it has evaluated the merits and risks of the purchase of the said securities and it is able to bear the economic risks of such investment; It acknowledges that the Company has made available to it the opportunity to obtain information to verify and evaluate the merits and risks of this investment, and that it has had the opportunity to ask questions of and receive satisfactory answers from the Company concerning such information which it considered necessary or advisable to enable it to form a decision concerning its purchase, and that there is no further information that it desires with respect thereto.

      (t) No one acting on behalf of the Company has made any representation, warranty, or agreement to or with the undersigned subscriber as to any of the foregoing with respect to such purchase, except as set forth herein and/or in the Company's Reports.

      (u) Its investment in the Company has not been solicited by means of public solicitation or advertisement and all of the information and representations contained in its Confidential Prospective Purchaser Questionnaire are true and correct.

                  5. The undersigned understands that this Subscription
            Agreement has not been filed with or reviewed by the Commission nor the securities department of any state because of the private or limited nature of this Offering as defined by applicable laws and that the Securities which are offered hereunder have not been registered with the Commission under the Act nor with the securities department of any state in reliance upon an exemption therefrom for non-public offerings;

                  6. The undersigned is a bona fide resident of the state set forth as his "address" below and further represents that (a) if a corporation, partnership, trust or other form of business organization, it has a principal office within such state; and (b) if an individual, he has his principal residence in such state;

                  7. All information provided by the undersigned in the
            Confidential Prospective Purchaser Questionnaire which accompanies this Subscription Agreement is true and accurate in all respects, and the undersigned acknowledges that the Company will be relying on such information to its possible detriment in deciding whether the undersigned can be sold the Securities without giving rise to the loss of an exemption from registration under the applicable securities laws.

                  8. Special Representations by Institutional Subscribers.

      (a)   If the subscriber is a TRUST:

            (i) The undersigned hereby represents, warrants and covenants that the trust listed below (the "Trust") is duly organized and existing and itself has all the requisite authority to purchase the Securities.

            (ii) The undersigned has been duly authorized by all requisite action on the part of the Trust to act on its behalf in making such purchase including the execution of this Subscription Agreement.

            (iii) The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to the Trust.

            (iv) The Trust (a) has not been formed for the specific purpose of acquiring the Securities, and (b) qualifies as an accredited investor under Rule 501 promulgated under the Act or (c) each equity owner thereof qualifies as an accredited investor and has executed and delivered simultaneously herewith a Subscription Agreement substantially identical to this Agreement and a Confidential Prospective Purchaser Questionnaire.

      (b)   If the subscriber is a CORPORATION:

            (i) The undersigned hereby represents, warrants and covenants that the corporation listed below (the "Corporation") is duly organized and existing and itself has all the requisite authority to purchase the Securities.

            (ii) The undersigned has been duly authorized by all requisite action on the part of the Corporation to act on its behalf in making such purchase including the execution of this Subscription Agreement.

            (iii) The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to the Corporation.

            (iv) The Corporation (a) has not been formed for the specific purpose of acquiring the Securities, (b) qualifies as an accredited investor under Rule 501 promulgated under the Act or (c) each equity owner thereof qualifies as an accredited investor and has executed and delivered simultaneously herewith a Subscription Agreement substantially identical to this Agreement and a Confidential Prospective Purchaser Questionnaire.

      (c) If the subscriber is a PARTNERSHIP or a LIMITED LIABILITY COMPANY:

            (i) The undersigned hereby represents, warrants and covenants that the entity (the "Investor") is duly organized and existing and itself has all requisite authority to acquire the Securities.

            (ii) The undersigned has been duly authorized by the Investor to acquire the Securities and to execute all documents, including this Subscription Agreement, in that regard.

            (iii) The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to the Investor.

            (iv) The Investor (a) has not been formed for the specific purpose of acquiring the Securities, and (b) qualifies as an accredited investor under Rule 501 promulgated under the Act or (c) each equity owner thereof qualifies as an accredited investor and has executed and delivered simultaneously herewith a Subscription Agreement substantially identical to this Agreement and a Confidential Prospective Purchaser Questionnaire.

                  9. Representations and Warranties of the Company. In
            connection with the sale of the Securities in the Offering, the Company acknowledges that the undersigned will rely on the information and on the representations set forth herein, and the Company hereby represents and warrants that:

      (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company (a "Material Adverse Effect").

      (b) Power and Authority; Authorization. The Company has all requisite corporate power and authority to own, lease and operate its properties, to conduct its business, to execute and deliver this Subscription Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and upon execution and delivery, this Subscription Agreement will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless as to whether such enforceability is considered in a proceeding in equity or at law).

      (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's Reports as of the dates stated therein. No Securities or any other shares of stock of the Company are entitled to preemptive or similar rights. The Company is not in violation of any of the provisions of its certificate of incorporation, by-laws or other charter documents.

      (d) No Violation; Consents and Approvals. The execution and delivery by the Company of this Subscription Agreement does not, and the consummation of the transactions contemplated hereby will not (i) contravene, result in any breach of, or constitute a default under, result in the acceleration of , create any rights accelerate, terminate, modify or cancel or result in the creation of any lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, license, corporate charter or bylaws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected,
(ii) violate, conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Company or its properties or assets or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Company, except, in each case, as would not have a Material Adverse Effect.

      (e) Board and Audit Committee Approval for purposes of the Delaware General Corporate Law (the "DGCL") and Nasdaq rules. Each of the Board of Directors of the Company (the "Board") and the Audit Committee of the Company has authorized and approved establishment and issuance of the Securities and the execution and delivery of this Subscription Agreement and all other documents to be executed and delivered in connection with the transactions contemplated hereby and has approved all of the transactions contemplated hereby (the "Board Approval Documents").

                  10. Reports of the Company, (the "Company Reports").

      The Company is subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of unregistered securities, the Company agrees to use its reasonable best efforts to make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 of the Act, at all times and to file with the Commission in a timely manner all reports and other documents required by the Company under the Act and the Exchange Act.

                  11. Indemnification.

      (a) The undersigned agrees to indemnify and hold harmless the Company and any of its respective shareholders, officers, directors, employees and agents from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of any of the representations and warranties made by the undersigned herein or in any document provided by the undersigned to the Company related to the Subscription Documents.


      (b) The Company agrees to indemnify, defend and hold the undersigned and any other persons, trusts or other business entities controlling, controlled by or under common control with the subscriber, the officers, employees or agents of any such person, trust or business entity or the heirs and legal representatives of the undersigned (collectively, "Investor Indemnified Persons") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or reasonable expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) incurred by or asserted against any Investor Indemnified Person arising out of, in any way connected with, or as a result of (i) any failure of the Company to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of any of the representations and warranties made by the Company herein or in any document relating to the transactions contemplated hereby and
(ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Investor Indemnified Person is a party thereto.

                  12. Transferability of Subscriptions. This Subscription
            Agreement is not transferable or assignable by the undersigned.

                  13. Adjustments. The Securities are subject to adjustment in case of and proportionate to any adjustment in the amount of such similar securities authorized and/or outstanding by forward and/or reverse split and/or otherwise made at the direction of the Company where such adjustment applies to all such similar securities.

                  14. Redemption and other conditions Precedent to Additional
            Issuances.

      (a) The Preferred Shares are subject to redemption by the Company as set forth in the Certificate of Designation. The Company covenants that it shall not effect a redemption or repurchase of the Preferred Shares or of any other securities of the Company held by or for the benefit of the subscriber if such redemption could cause the subscriber to violate Section 16 of the Exchange Act. If, however, as to each share of Series B Class B Preferred Stock outstanding, such Series B Class B Preferred Stock is not redeemed by the Company within
(two) 2 years of the issuance of such shares (which time may be different as between such shares depending upon when issued) the Company shall be obligated to issue to the then holder of record of such outstanding Series B Class B Preferred Stock, 0.5 shares of the Company's unissued restricted Common Stock per share of the Series B Class B Preferred Stock for each year thereafter where the Company has not redeemed the applicable Series B Class B Preferred Stock (the "Common Stock Issuance"). Any decision by the Company to redeem shall however require shareholder approval obtained in conformity with applicable State and Federal Laws and rules except that if the Company after one (1) year of issuance of the Series B Class B Preferred Stock shall (i) with respect to the Series B Class B Preferred Stock, fail to pay to the Subscriber on a monthly basis a dividend of 8% per annum or (ii) fail to perform its Common Stock Issuance obligation because of the restrictions set forth in Section 14(b) hereof, then, the Subscriber shall have authority to demand redemption on these securities.

      (b) Notwithstanding the foregoing section 14(a) of this Subscription Agreement, there shall be a cap on Company Common Stock Issuance (together with the Common Stock made part of the Units sold) of no more than in total the lesser of 19.9% total of the Common Stock outstanding before this Offering (the "Cap") or a total figure equal to the total proceeds received by the Company from the Offering divided by the Closing per share NASDAQ quote bid price for the Company's Common Stock on the date of issuance rounded to the last whole share, to assure compliance with applicable law, including without limitation, applicable NASDAQ rules.

                  15. Construction. This Subscription Agreement shall be
            governed by, construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state and all parties hereto submit themselves to the personal jurisdiction of the Courts of such State to decide upon controversies and questions arising related to this agreement.

      This instrument contains the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, covenants or other agreements except as stated or referred to herein. Neither this Subscription Agreement nor any provision hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

                  16. Entire Agreement. This Agreement may be amended only by a writing executed by the Company and the subscriber executing this Agreement.

                  17. Further Assurances.

      The parties agree to execute such further documents and to take such further actions as may be necessary and/or reasonably requested to implement the transactions provided for in this Agreement and confirm the existence of this Agreement and information provided herein, provided however that no such further documents or actions shall alter the material terms of this Agreement, and no publication or public disclosure of the existence or terms of this Agreement shall be made unless with the prior approval of the Company, unless and until applicable government regulation shall require such.

                  18. Counterparts.

      This Agreement may be executed in counterpart signature pages which together shall evidence proper and effective execution of this Agreement by all parties.

                  19. Headings.

      The headings in this Agreement are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

      It is the intention of the parties that the laws of the State of New York shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern or Eastern District of New York, and by execution and delivery of this Agreement, each of the Company and all subscribers hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the subscriber and the Company hereby knowingly, voluntarily, intentionally and irrevocably waives, in connection with any such action or proceeding: (i) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (ii) to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

                  20. Survival. All representations, warranties, covenants,
            indemnities and other provisions made by the parties hereto shall be considered to have been relied upon by the parties, shall be true and correct as of the agreement date, and shall survive the execution, delivery, and performance of this Agreement.

                  21. Waiver. No failure on the part of a party to exercise, and no delay in exercising, any right under this subscription agreement shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this agreement) and (b) are not conditional or contingent on any attempt by such party to exercise any of its rights under any other related document against the other party or any other Entity.

EACH POTENTIAL INVESTOR SHOULD CONSULT HIS OWN PROFESSIONAL ADVISORS AS TO LEGAL, ACCOUNTING AND OTHER MATTERS RELATING TO ANY INVESTMENT BY HIM IN THE COMPANY. HOLDERS OF THE SECURITIES ARE REQUIRED TO REPRESENT THAT THE SECURITIES ARE BEING ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO SALE OR DISTRIBUTION, AND HOLDERS THEREOF WILL NOT BE ABLE TO RESELL ANY OF THE SECURITIES UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND QUALIFIED UNDER THE APPLICABLE STATE STATUTES OR LAWS OF OTHER APPLICABLE JURISDICTIONS (UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE). HOLDERS OF THE SECURITIES SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

The Company reserves the right to make an individual evaluation of the suitability of each investor and to have the investor complete a Confidential Offeree Questionnaire to determine the status of the subscriber as an Accredited Investor and to evaluate the necessity of and advisability of seeking further information on the status of the subscriber as a potential investor in the Offering. Satisfaction of the Company's suitability standards by a prospective offeree does not represent a determination by the Company that the Company is a suitable investment for such person. Each Offeree must consult their own professional advisors in order to ascertain the suitability of the investment. The Company may make or cause to be made such further inquiry and obtain such additional information as it deems appropriate with regard to the suitability of prospective Offerees with full cooperation from the Offeree. The Company may reject subscriptions, in whole or in part, in its sole judgment.

CERTAIN STATES OR OTHER JURISDICTIONS MAY IMPOSE ADDITIONAL SUITABILITY QUALIFICATIONS FOR INVESTORS WHICH MAY HAVE THE EFFECT OF REQUIRING POTENTIAL INVESTORS TO HAVE A NET WORTH AND/OR ANNUAL INCOME IN EXCESS OF THE MINIMUM REQUIREMENTS SET FORTH HEREIN. IF SUCH OFFERS AND SALES ARE MADE IN SUCH STATES, INVESTORS FROM SUCH STATES OR OTHER JURISDICTIONS, AS THE CASE MAY BE WILL BE REQUIRED TO MEET SUCH QUALIFICATIONS IN ORDER TO PARTICIPATE IN THIS OFFERING.


                         [SIGNATURES ON NEXT PAGE]

WITNESS the execution hereof on this      of              2005.
[Subscriber please date]

ENTITY SUBSCRIBERS SIGN HERE:            INDIVIDUAL SUBSCRIBERS SIGN HERE:

By:                                      /s/ Lloyd I. Miller III
--------------------------------
Print Name of Subscriber                 Print Name of Subscriber
                                         Onfile
By:
--------------------------------         -------------------------------------
Signature of Authorized Signatory        Signature

--------------------------------         -------------------------------------
Print Name and Title of Person           Signature of Joint Subscriber, if any
Signing

                                               ###-##-####
--------------------------------         -------------------------------------
Taxpayer Identification Number           Social Security Number (if joint
                                         subscribers, list and identify Number
                                         for each)

Mailing Address:                         Residence Address (No Post Office Box)
                                         4550 Gordon Drive, Naples Florida 34102

--------------------------------         -------------------------------------

Telephone Number:                        Telephone Number: 239-262-8577
                                                           -------------------

                                         ********


Number of Units Subscribed For: 6.5


Total Purchase Price:  $ 650,000


Payment Enclosed: $  650,000

ACCEPTED and AGREED

Synergy Brands Inc. ON FILE

     /s/ Mair Faibish                             7-22-2005
by   ------------------------------   -------------------------------------
                                                   (Date)